Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Acadia Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common stock, par value $0.0001 per share	457(c)	42,393,855(2)	$16.29(3)	$690,595,897.95	0.0000927	$64,018.24	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$690,595,897.95		$64,018.24

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of the Registrant’s common stock being registered pursuant to this Registration Statement.

(2)

Includes 489,269 shares of the Registrant’s common stock that may be issued upon the exercise of warrants held by the selling stockholders named in the prospectus that forms a part of this Registration Statement.

(3)

Estimated in accordance with Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based on the average of the high ($16.79) and low ($15.79) sale price of the Registrant’s common stock, as reported on the Nasdaq Global Select Market on May 18, 2022, which date is within five business days prior to filing this Registration Statement.